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                                                                   EXHIBIT 14(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 14, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of AIM Euroland Growth Fund (one of the portfolios constituting AIM Growth Series) and of our report dated December 12, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of AIM European Development Fund, now known as AIM European Growth Fund, (one of the portfolios constituting AIM International Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Accountants", "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP


Houston, Texas
May 17, 2002